Exhibit 10-G-2


                    AMENDMENT TO FORD MOTOR COMPANY DEFERRED
                  COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                  --------------------------------------------
                          (Effective November 14, 1996)


     Subparagraph (a) of paragraph (E) of Section IV is hereby amended to read as follows:

     "(a) the percentage of each component of the Participant's compensation for such year (annual retainer, committee fees, attendance fees and, if applicable, dividend equivalents payable in cash under the Company's Restricted Stock Plan for Non-Employee Directors) to be deferred in cash and the percentage to be deferred in Stock Units; and".